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                                                                  EXHIBIT 10.20

                         FORM OF PROMISSORY NOTE

$_________

        FOR VALUE RECEIVED, _______________________________________________
having an address at ______________________________________________________,
(the "Maker") promises to pay to the order of MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation ("Lender") (the Lender together with each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at 197 First Avenue, Needham Heights, Massachusetts, 02194, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available Federal funds or the equivalent the principal sum of _____________DOLLARS ($_________) or so much thereof as shall have been advanced to the Maker, with interest on so much thereof as shall from time to time be outstanding at the "Interest Rate" (as hereinafter defined), except as otherwise expressly provided in that certain Loan Agreement of even date herewith by and among the Lender, the Maker and Balanced Care Corporation, a Delaware corporation (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         The Maker covenants and agrees to make the following payments to the
Holder:

         a. on the date hereof, the Maker shall pay to the Holder, interest only on the outstanding principal balance, calculated at the Interest Rate, from the date hereof through and including ______,

         b. commencing on ____________ and the first day of each calendar month thereafter through and including ___________, the Maker shall pay to the Holder monthly installments of interest in arrears with interest accruing on the outstanding principal balance at the Interest Rate;

         c. commencing on ____________ and on the first day of each calendar month thereafter through and including ___________, the Maker shall pay to the Holder equal monthly installments of principal and interest in arrears [based upon a thirty (30) year amortization schedule with interest accruing on the outstanding principal balance at the Interest Rate]; and

         d. on ____________ (hereinafter referred to as the "Maturity Date"), the Maker shall pay to the Holder the entire principal balance then remaining unpaid, together with accrued and unpaid interest thereon and any costs, charges and other amounts due under this Note and all of the other Loan Documents.


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         In addition to the monthly payments of principal and interest set forth above, commencing on __________________ and on the first day of each calendar month throughout the remainder of the Term, the Borrower shall pay to the Lender, as additional interest ("Additional Interest"), an amount equal to one-twelfth (1/12) of the annual additional interest amount for the applicable twelve month period during the Term as indicated on EXHIBIT A attached hereto. Furthermore, on ____________, the Borrower shall also pay to the Lender ______ _______________________ DOLLARS ($______), representing Additional ___________
Interest accrued from ______________ through _________________.

         The Maker have no right to extend or renew the loan evidenced by this Note and the other Loan Documents.

         As used herein, the term "Interest Rate" shall be defined as the rate of interest per annum equal to Ten and 61/100 percent (10.61%). Interest hereunder shall be calculated on the basis of a 360-day year, but charged for the actual days elapsed during each calendar year (or portion thereof) that the indebtedness evidenced by this Note remains outstanding.

         This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Loan Agreement. This Note is secured by the Collateral and the Loan Documents. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Loan Agreement.

         In the event that any Loan Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

         The Maker and all endorsers hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to the extensions of the time of payment or forbearance or other indulgence without notice.

         THIS NOTE AND THE OBLIGATIONS OF THE MAKER HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

                                       2


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         IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its corporate name as an instrument under seal by its duly authorized officer on the date and in the year first above written.

WITNESS:                                MAKER:

                                        --------------------------------


                                        By:
-----------------------------              -----------------------------
Name:                                        Name:
                                             Title:


                                       3


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SCHEDULE TO EXHIBIT 10.20 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF
REGULATION S-K

                                 PROMISSORY NOTE

                    MAKER                        LENDER/HOLDER                   NOTE AMOUNT          DATE
                    -----                        -------------                   -----------          ----

BCC of Wisconsin, Inc.                         Meditrust Mortgage                $ 5,045,869.00      5/2/96
                                               Investments, Inc.

Hawthorn Health Properties, Inc. and           Meditrust Mortgage                $41,385,000.00      8/30/96
Hawthorn Properties                            Investments, Inc.

BCC at Nevada Park Care Center, Inc. and BCC   Meditrust Mortgage                $ 3,115,000.00      8/30/96
at Republic Park Center, Inc.                  Investments, Inc.